Exhibit 10.41
Amendment No. 6 to
Manufacturing Services and Supply Agreement
DeliveryChain PROGRAM
This Amendment No. 6 to the Manufacturing Services and Supply Agreement (“Amendment”) is entered into between Solectron Corporation, a Delaware corporation, and its subsidiaries and affiliates, which includes Solectron Technology Singapore Ltd., Solectron Technology Sdn Bhd, Solectron Netherlands BV and any other Offshore Business Headquarters (together or individually, “Solectron”), and Asyst Technologies, Inc., and its subsidiaries and affiliates (together or individually, “Asyst”), effective June 23, 2006 (the “Amendment Effective Date”) and amends to the extent expressly provided below the Manufacturing Services and Supply Agreement dated September 5, 2002 between Asyst and Solectron (and as previously amended on September 22, 2003, February 17, 2005, June 10, 2005, August 1, 2005 and March 20, 2006, the “Agreement”).
          WHEREAS, the parties are entering into this Amendment for the purpose of implementing a safety stock, statistical inventory buffering, and reorder point program (collectively, “DeliveryChain”) for the components necessary to manufacture Asyst’s IsoPort and Spartan products, and any other products which Asyst agrees in writing should become part of the DeliveryChain program (the “Authorized Products”). Components necessary to manufacture the Authorized Products are referred to herein as “Authorized Components”.
          All terms not expressly defined in this Amendment shall be given the same meaning and intent as defined or provided in the Agreement.
          NOW, THEREFORE, for good and valuable consideration, the receipt and consideration of which is hereby acknowledged, Solectron and Asyst agree to amend, and do amend, the Agreement to the extent and as expressly provided below, to add the following additional terms and conditions with respect to implementing DeliveryChain.
1.	Solectron agrees to purchase an additional supply of Authorized Components necessary to build a number of Authorized Products that is in addition to what is required under Section 3.7 of the Agreement (such components being referred to as, the “Safety Stock”).

2.	In addition, Solectron will be required to reorder Authorized Components whenever the inventory of Authorized Components drops below a mutually agreed upon reorder point (the “Reorder Point”).

3.	The Safety Stock amount and the Reorder Point shall be determined by a refresh analysis performed by Solectron at the written request of Asyst, as further described below.

4.	Asyst agrees to pay Solectron $[*] per hour for each requested refresh analysis, up to a maximum not to exceed of [*] hrs and $[*] for each refresh analysis. Exhibit 1 sets forth the standard refresh analysis process. Solectron will attempt, where possible, to combine the data of the refresh analysis in order to minimize the refresh analysis charges and will combine Authorized Products in the refresh analysis when possible.

5.	Data resulting from the refresh analysis will be submitted to Asyst for written approval. Such data, once approved by Asyst will be used by the parties to mutually determine the Safety Stock and the Reorder Point, and will be used to calculate Asyst’s carrying charge liability for the Safety Stock as set forth in Section 6 below. Exhibit 2 is an example of the Asyst Reorder Point refresh analysis workbook.

6.	Asyst agrees to pay Solectron the following carrying charges on the Safety Stock, which amounts are in lieu of any amounts Asyst would otherwise be liable for under Section 4.5 of the Agreement:
a.	For Safety Stock inventory which is on hand at Solectron for [*] days, Asyst will be charged carrying costs at a monthly rate of [*] percent ([*]%).

b.	For Safety Stock inventory which is on hand at Solectron for [*] days, Asyst will be charged carrying costs at a monthly rate of [*] percent ([*]%).

c.	For Safety Stock inventory which is on hand at Solectron for greater than [*] days, prior to Asyst’s repurchase of such Safety Stock inventory as required by Section 4.5.2 of the Agreement, Asyst will be charged carrying costs at a monthly rate of [*] percent ([*]%).
Solectron agrees that Asyst will not be liable for, and it will waive any carrying charges for Authorized Components for the first [*] ([*]) days from the date that a component is first deemed an Authorized Component. In addition, Asyst will not be liable for any carrying charges on Authorized Components relating to the Spartan products until December 1, 2006.

7.	Solectron will submit to Asyst a monthly report showing the calculations and the Safety Stock inventory that applies to the calculation of such carrying charges, as noted in Section 6 above. This report will be submitted to Asyst no later than 3 days after Asyst’s calendar month-end.

8.	Solectron will also submit to Asyst a monthly metrics package detailing key critical areas that will be monitored for the DeliveryChain program, and assign quarterly goals that will be tracked. These metrics and goals will be finalized in good faith. Exhibit 3 is an example of the metrics package.

9.	Solectron will make every attempt to continue to minimize the Safety Stock, such attempt to include, but are not be limited to, the following:
a.	Lead time reduction; and

b.	Requesting suppliers to become part of the Vendor Managed Inventory programs
All other Sections of the Agreement, to the extent not expressly amended in this Amendment, shall remain unchanged and in full force and effect. Nothing herein shall otherwise amend, modify or extend any right, obligation or liability of the parties under the Agreement.
Executed and agreed on the dates shown below.

Agreed:		Agreed:
Solectron Corporation		Asyst Technologies, Inc.

By:	/s/ Perry A. Hayes	By:	/s/ Steve Debenham

	Authorized Signature		Authorized Signature

Title:	SVP, Treasurer & Investor Relations	Title:	VP, GC

Date:	02-23-07	Date:	3/5/07

EXHIBIT 1
STANDARD REORDER POINT REFRESH ANALYSIS PROCESS

SOLECTRON

STANDARD WORK SHEET

Date prepared or revised:	[*]	[*]	[*]
Orginator	Process	IE	

Process Name	[*]	Doc. Rev.:	
Model Number		Doc # :	
Model Name		Project :	

Operation Diagram	No.	Operation Sequence
[*]		

Quality Check	Safety Precaution	Standard WIP	# of pieces of WIP	Takt Time	Total Working Time	No. of Oprs.

EXHIBIT 2
ROP WORKWOOK EXAMPLE

Total Dollars	Safety Stock	[*]	ROP Liability [*]

Safety Stock						Flexichain
Program				[*]	[*]	Program			[*]	[*]

Part Number	Std Cost	Safety stock Qty	ROP Qty	ROP $	Safety Stock$	Part Number	PCBA buffer	Component buffer	PCBA buffer ($)	Component buffer ($)

[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

TOTAL

EXHIBIT 3
ROP METRICS EXAMPLE
Spartan OTD CRD Chart 1

Spartan OTD CRD Chart 1

[*]
Percentage %
125.0%
105.0%
85.0%
65.0%
45.0%
25.0%
5.0%
11/6
11/13
11/20
11/27
12/4
12/11
12/18
12/25
Weekly